     As filed with the Securities and Exchange Commission on June 14, 2001

                           Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                                    SLI, INC.
             (Exact name of registrant as specified in its charter)

                               500 CHAPMAN STREET
                                CANTON, MA 02021
                                 (781) 828-2948
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

            OKLAHOMA                                     NO. 73-1412000
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                           ---------------------------

                     FRANK M. WARD, CHIEF EXECUTIVE OFFICER
                                    SLI, INC.
                               500 CHAPMAN STREET
                                CANTON, MA 02021
                            TELEPHONE: (781) 828-2948
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            William J. Schifino, Esq.
                           Schifino & Fleischer, P.A.
                        One Tampa City Center Suite 2700
                              Tampa, Florida 33602
                                 (813) 223-1535

                       ----------------------------------

       Approximate Date of Commencement of Proposed Sales to the Public: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                        Proposed maximum  Proposed maximum
  Title of each class of securities       Amount to      offering price       aggregate         Amount of
           to be registered            be registered(1)     per unit       offering price   registration fee(3)
---------------------------------------------------------------------------------------------------------------
Debt Securities(4)....................
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value(5).......  $100,000,000          (2)                (1)            $25,000.00
---------------------------------------------------------------------------------------------------------------
Preferred Stock, $.01 Par Value (6)...
---------------------------------------------------------------------------------------------------------------
Warrants (7)..........................
===============================================================================================================

(Footnotes appear on following page)

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

(Footnotes from previous page)

(1) In no event will the aggregate maximum initial offering price of all securities issued pursuant to this Registration Statement exceed $100,000,000, or the equivalent thereof in foreign currencies or currency units. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Calculated pursuant to Rule 457 (o) of the rules and regulations under the Securities Act of 1933, as amended.

(4) Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Also, in addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities or Preferred Stock of the Registrant, for which no consideration will be received by the Registrant, or upon exercise of Warrants registered hereby.

(5) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There also is being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities or Preferred Stock or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(6) Subject to footnote (1) there is being registered hereunder an indeterminate number of shares of Preferred Stock, as may be sold, from time to time by the Registrant. There also is being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby. In addition, there is being registered hereunder such indeterminate number of Preferred Stock, for which no consideration will be received by the Company, as may be issued upon conversion or exchange of Debt Securities by the Company.

(7) Subject to footnote (1), there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Debt Securities, Preferred Stock or shares of Common Stock of the Registrant registered hereby.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 13, 2001



                                   PROSPECTUS




                                  $100,000,000

                                    SLI, INC.

                        DEBT SECURITIES, PREFERRED STOCK,

                            COMMON STOCK AND WARRANTS

                          -----------------------------

         When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                        --------------------------------

         Our Common Stock is traded on the New York Stock Exchange under the symbol "SLI".

                        --------------------------------

         INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" ON PAGE 5.

                       ---------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June 13, 2001

                                TABLE OF CONTENTS

                                                                         Page
ABOUT THIS PROSPECTUS.......................................................3

SLI, INC....................................................................3

WHERE YOU CAN FIND ADDITIONAL INFORMATION...................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................4

FORWARD-LOOKING STATEMENTS..................................................5

RISK FACTORS................................................................5

USE OF PROCEEDS.............................................................8

DESCRIPTION OF THE SECURITIES TO BE OFFERED ................................9

DESCRIPTION OF DEBT SECURITIES..............................................9
         General  .........................................................10
         Senior Debt.......................................................12
         Subordinated Debt Securities......................................12
         Conversion and Exchange...........................................13
         Registration and Transfer.........................................14
         Global Debt Securities............................................14
         Payment and Paying Agents.........................................14
         Consolidation, Merger or Sale of Assets...........................15
         Certain Covenants of SLI..........................................16
         Events of Default.................................................16
         Discharge, Defeasance and Covenant Defeasance.....................18
         Modification of the Indentures....................................19
         Governing Law.....................................................20
         Regarding Trustees................................................20

DESCRIPTION OF CAPITAL STOCK...............................................21
         Common Stock......................................................21
         Preferred Stock...................................................21

DESCRIPTION OF WARRANTS....................................................22

PLAN OF DISTRIBUTION.......................................................23

LEGAL MATTERS..............................................................25

EXPERTS....................................................................25

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         When used in this prospectus and any prospectus supplement, the terms "SLI", "we", "our", "us" and the "Company" refer to SLI, Inc. and its subsidiaries.

                                    SLI, INC.

         The Company believes that it is one of the six largest lighting companies in the world. The Company has developed primarily through acquisitions from a specialized U.S. manufacturer and supplier of miniature lighting products into one of the world's largest vertically integrated manufacturer and supplier of lighting products and systems to the industrial, commercial and consumer markets.

         The Company offers a complete range of lighting products throughout the world. The Company's product categories include lamps, fixtures and miniature lighting assemblies. The lamp products produced by the Company include incandescent, fluorescent, compact fluorescent, high intensity discharge ("HID"), halogen, and special and miniature lamps. The Company's commercial and industrial fixture lines consist primarily of fluorescent ceiling mounted fixtures; its accent and decorative fixture lines range from simple downlights and spotlights to high performance lighting fixtures for art galleries and museums. Fixture products also include decorative lighting fixtures and table lamps for the retail market. Miniature lighting assemblies manufactured by the Company are used in various product applications, including automobile message centers, and aviation and telecommunications status arrays.

         The Company's strategy is to operate as a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions for its customers' lighting requirements by offering discrete lighting components, value-added integrated products and specialized lighting services. The Company's overall strategic view is to focus on the growth prospects of core business activities and to divest itself of non-core products, services and markets within the general lighting business. The Company is able to offer its global customers extensive design, engineering and manufacturing capabilities, while at the same time providing local, responsive service. The Company has 36 manufacturing facilities, as well as sales offices and distribution facilities, in more than 30 countries. The Company's customers include wholesalers, original equipment manufacturers ("OEMs"), retailers, architects, designers and contractors.

         The Company is incorporated under the laws of the State of Oklahoma. Its executive offices are located at 500 Chapman Street, Canton, Massachusetts, 02021, and its telephone number is (781) 828-2948.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

         - at the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         - at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

         - from the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         - at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; or,

         - From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Some locations may charge prescribed or modest fees for copies.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, or after the date of this initial registration statement and before the effectiveness of the registration statement.

         - Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001.

         - Proxy Statement in connection with our 2001 Annual Meeting of Shareholders held on June 5, 2001, filed with the SEC on May 3, 2001.

         - Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001, filed with the SEC on May 16, 2001.

         -        Current Report on Form 8-K, filed with the SEC on June 11,
                  2001.

         - The description of our Common Stock contained in our registration statement on Form (S-1), File No. 333-49287, ordered effective on June 30, 1999.

         - The description of our Preferred Stock contained in our registration statement on Form (S-1), File No. 333-49287, ordered effective on June 30, 1999.

         On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to our principal executive offices, attention: Robert Mancini, Treasurer, 500 Chapman Street, Canton, Massachusetts 02021, telephone number (781) 828-2948.

                           FORWARD-LOOKING STATEMENTS

         We make "forward-looking statements" within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 throughout this prospectus, prospectus supplements and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan" and "continue" or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus or in the documents that we incorporate by reference into this prospectus are set forth in the "Risk Factors" section of this prospectus, and elsewhere in this prospectus, supplements to this prospectus and in the documents that we incorporate by reference into this prospectus.

         Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to factors such as:

         -        continued pricing and margin pressures,

         -        intense competition,

         -        fluctuations in quarterly results,

         The Company undertakes no obligation to update any forward-looking statements in this prospectus.

         You should read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even in the event our situation changes in the future. All written or oral forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                  RISK FACTORS

         Before you invest in the securities that we are offering, you should be aware that the occurrence of any of the events described in this risk factor section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption "Risk Factors" in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the "Where You Can Find Additional Information" section of this prospectus.

INTERNATIONAL OPERATIONS

         At December 31, 2000, the Company had 36 manufacturing facilities, as well as sales offices and distribution facilities in more than 30 countries and sells its products worldwide. For Fiscal 2000, approximately 68% and 85% of the Company's net sales and operating income, respectively, were derived from operations outside the United States. As a result of its international operations, the Company is subject to risks associated with operating in foreign countries, including limitations on remittance of dividends and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, imposition of investment and other restrictions by foreign governments, trade barriers, the effects of income and withholding taxes and governmental expropriation. Although such risks have not had a material adverse effect on the Company to date, no assurance can be given that such risks will not have a material adverse effect on the Company in the future.

FOREIGN CURRENCIES AND INTEREST RATE RISK

         A significant amount of the Company's net sales are generated in foreign currencies. For Fiscal 2000, approximately 52% of the Company's net sales were denominated in European currencies, 32% in U.S. dollars, and the remaining 16% in other currencies. Costs of the Company are primarily incurred in the same currencies and in percentages which are not materially different from the net sales percentages. Since the Company's financial statements are denominated in U.S. dollars, devaluation and changes in exchange rates between the dollar and other currencies have had and will have an impact on the reported results of the Company. The Company may, from time to time, hedge specifically identified committed cash flows in foreign currencies using forward currency sale or purchase contracts. In addition, international operations are subject to a number of other currency risks, including, among others, currency exchange controls, transfer restrictions and rate fluctuations.

COMPETITION

         The global lighting industry in which the Company operates is highly competitive. The Company competes primarily on the basis of brand awareness, price, product quality, design and engineering, customer service and distribution strength. Competitors range from large global diversified companies such as Philips Electronics N.V. ("Philips"), General Electric Corp. ("General Electric"), Siemens A.G. ("Siemens") and its North American subsidiary, Osram-Sylvania, Inc. ("Osram"), Matsushita Corp. and Toshiba Corp. to small brokers representing Pacific Rim manufacturers. Many of these competitors offer products which are substantially identical to those offered by the Company. In addition, certain of the Company's competitors are significantly larger than the Company and devote a substantial amount of money to research and development. As a result of these competitive pressures, there can be no assurance that the Company will be able to compete effectively or increase prices in the future. Price increases by the Company, price reductions by competitors, decisions by the Company with regard to maintaining profit margins rather than market share, or other competitive or market factors or strategies could adversely affect the Company's market share or results of operations. Competition could prevent the institution of price increases or could require price reductions or increased spending on research and development and marketing and sales which could adversely effect the Company's results of operations.

SOURCES OF RAW MATERIALS

         For Fiscal 2000, the Company purchased approximately 90% of its incandescent glass shells from a joint venture consisting of Philips and Osram and approximately 80% of its fluorescent glass tubing from Osram. The joint venture agreement automatically renews for a two-year term unless notice of termination is provided by either party 12 months prior to the automatic renewal date. The Osram agreement automatically renews for a one-year term unless notice of termination is provided by either party 24 months prior to the automatic renewal date. As of the date hereof, the Company has not received notice of termination for either agreement. There can be no assurance that such agreements will be renewed in the future. The Company purchases certain of its other raw materials, including plastic, metals, glass, copper, filaments, gases, electrodes, electronic components, wire and resistors for use in the manufacture of lamps, fixtures, ballasts and miniature lighting assemblies. All such raw materials are readily available and are generally purchased from a variety of independent, non-competing suppliers. Substantially all light emitting diodes ("LEDs") used by the Company in its miniature lighting assemblies are currently imported from the Pacific Rim. The Company acquired a European company primarily engaged in the production of LEDs which now supplies the Company with a small portion of its LED requirements. In addition, the Company has entered into a joint venture to establish a North American manufacturing plant for the production of surface mount LEDs. Any interruption in the supply of incandescent glass shells, fluorescent glass tubing, LEDs or significant fluctuations in the prices of other raw materials could have an adverse effect on the Company's operations.

ENVIRONMENTAL MATTERS

         The Company's operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. While the Company believes that it is currently in material compliance with those laws and regulations, there can be no assurance that the Company will not incur significant costs to remediate violations of such laws and regulations, particularly in connection with the Company's acquisitions of existing operating facilities or to comply with changes in existing laws and regulations (or the enforcement thereof). Such costs could have a material adverse effect on the Company's results of operations.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent to a significant extent upon the efforts and abilities of its President, Chief Executive Officer and principal shareholder, Mr. Frank M. Ward. The loss of the services of Mr. Ward could have a material adverse effect on the Company.

OWNERSHIP AND SIGNIFICANT INFLUENCE OF PRINCIPAL SHAREHOLDERS

         Mr. Ward and trusts established for members of his immediate family own in the aggregate approximately 30% of the outstanding shares of Common Stock of the Company. As a result of such concentration of ownership, Mr. Ward and such trusts will have the ability to exert significant influence on the policies and affairs of the Company and corporate actions requiring shareholder approval, including the election of the members of the Board of Directors. This concentration of ownership could have the effect of delaying, deferring or preventing a change of control of the Company, including any business combination with an unaffiliated party, and could also affect the price that investors might be willing to pay for shares of Common Stock.

VOLATILITY OF MARKET PRICE FOR COMMON STOCK

         From time to time, there may be significant volatility in the market price for the Common Stock. Operating results of the Company, changes in general economic conditions and the financial markets, or other developments affecting the Company or its competitors could cause the market price for the Common Stock to fluctuate substantially.

         Before you invest in the securities that we are offering, you should be aware that the occurrence of any of the events described in such risk factors section and in this prospectus or in a prospectus supplement could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption "Risk Factors" in any supplement to this prospectus and any of our future filings with the SEC under the Securities Exchange Act of 1934, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions above in the "Where You Can Find Additional Information" section of this prospectus.

         It is not reasonably possible to itemize all of the many factors and specific events that could affect SLI and/or the lighting industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on our behalf may appear or be otherwise conveyed together with such statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                               Fiscal Year Ended                        Three Months Ended
                                     ----------------------------------------------------------------   -------------------
                                     December 1,   November 30,  January 3,  January 2,  December 31,    April 2,  April 1,
                                        1996          1997         1999        2000         2000          2000      2001*
                                        ----          ---          ----        ----         ----          ----      ----
Ratio of earnings to fixed charges     17.41         5.97          3.10        3.62         2.08          3.83       --

----------------
* Earnings are inadequate by $56,136,000 due to one time restructuring and other unusual charges of $54,696,000.

         These computations include our consolidated subsidiaries. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represents income before taxes plus fixed charges (excluding capitalized interest) and amortization of previously capitalized interest. Fixed charges consist of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest and (3) an interest factor attributable to rentals.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures, the repayment or refinancing of debt and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies, for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.

                   DESCRIPTION OF THE SECURITIES TO BE OFFERED

         SLI may offer and sell from time to time:

         -        senior or subordinated debt securities,

         - shares of its Common Stock, $.01 par value per share, which may be represented by convertible debentures, or Convertible Preferred Stock,

         -        shares of its Preferred Stock, $.01 par value per share, or

         - warrants to purchase senior debt securities, subordinated debt securities, Preferred Stock or Common Stock.

         Such securities may be offered in one or more separate classes or series, in amounts, at prices and, on terms to be determined by market conditions at the time of sale and to be set forth in a prospectus supplement. Such securities may be sold for U.S. dollars, foreign denominated currency or currency units. Amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units.

         The offered securities listed above may be offered in amounts, at prices and, on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of such offered securities will be limited to $100,000,000. Specific terms of the offered securities will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the offered securities and the net proceeds from the sale thereof.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of debt securities sets forth the material general terms and provisions of the series of debt securities to which any prospectus supplement may relate. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. The senior debt securities will be senior unsecured obligations of SLI issued in one or more series under an indenture (the "senior indenture") to be entered into between SLI and a U. S. banking institution, as trustee, whose name will be set forth in the applicable prospectus supplement. The subordinated debt securities will be subordinated unsecured obligations of SLI issued in one or more series under an indenture (the "subordinated indenture") to be entered into between SLI and a U.S. banking institution, as trustee, whose name will be set forth in the applicable prospectus supplement. The terms of any series of debt securities will be those set forth in the applicable indenture and such debt securities and those made part of the indenture by the Trust Indenture Act.

         Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the applicable indenture and the debt securities for complete information regarding the terms and provisions of that indenture (including defined terms) and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

GENERAL

         The debt securities may be issued from time to time in one or more series. The indentures do not limit the aggregate principal amount of debt securities which SLI may issue thereunder and provide that SLI may issue debt securities of any series thereunder up to an aggregate principal amount which SLI may authorize from time to time.

         Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of SLI and will rank equally with all of its other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be unsecured obligations of SLI, subordinated in right of payment to the prior payment in full of all Senior Debt (which term includes senior debt securities) of SLI with respect to such series as described in the applicable prospectus supplement.

         The applicable prospectus supplement will provide information regarding the specific terms of the offered debt securities, including:

         -        the title or designation of such debt securities;

         - the classification as senior or subordinated and the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations;

         - currency or units based on or relating to currencies in which principal of any premium on and/or any interest on such securities will or may be payable;

         - the date or dates on which the principal of such securities is payable or the applicable method of so determining;

         - the rate or rates (which may be fixed or variable) at which such securities will bear any interest or the applicable method of so determining;

         - the date or dates from which such any interest shall accrue or the method of determining any interest payment dates applicable on which interest will be payable or the applicable manner of determining it, and the record dates for the determination of holders to whom interest is payable on such securities;

         - the place or places where the principal of and any premium on and interest on the securities will be payable;

         - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

         -        any redemption, repayment or sinking fund provisions;

         - whether such securities are convertible into or exchangeable for Common Stock or other securities or rights of SLI or other issuers and, if so, the applicable conversion or exchange terms and conditions;

         - if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of SLI or are subject to repurchase at the option of the holders;

         - whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depository for such global debt security;

         - the specific subordination provisions of any subordinated debt securities;

         - in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of SLI in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

         - any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities;

         - whether the securities will be issuable in registered form or bearer form or both and, if bearer, any restrictions applicable to the place of payment of any principal of and any premium on and interest on such securities, to the exchange of one form for another and to the offer, sale and delivery of such securities (except that under current United States federal income tax law, registered debt securities will not be exchangeable into bearer debt securities);

         - any applicable material United States federal income tax consequences, including those related to debt securities issued at a discount below their stated principal amount;

         - the proposed listing, if any, of the securities on any securities exchange; and

         - any other specific terms pertaining to the securities, whether in addition to, or modification or deletion of, the described terms.

         Unless otherwise specified in a prospectus supplement, registered debt securities shall be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

         Debt securities will bear interest, if any, at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

SENIOR DEBT

         Senior Debt includes and will include the following:

         - indebtedness of SLI for money borrowed or evidenced by bonds, debentures, notes or similar instruments, including senior debt securities,

         - reimbursement obligations of SLI with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of SLI,

         - every obligation of SLI issued or assumed as the deferred purchase price of property or services purchased by SLI, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business,

         - obligations of SLI as lessee under leases required to be capitalized on the balance sheet of the lessee under United States generally accepted accounting principles,

         - obligations of SLI under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect SLI against fluctuations in interest or currency exchange rates,

         - indebtedness of others of the kinds described in the first five above clauses that SLI has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly, and/or

         - deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the first five above clauses whether or not there is any notice to or consent of the holders thereof.

         The following shall not constitute Senior Debt:

         - any particular indebtedness or obligation that is owed by SLI to or from any of its direct and indirect subsidiaries, and

         - any particular indebtedness, deferral, renewal, extension or refunding if it is expressly stated in the governing terms or in the assumption thereof that the indebtedness involved is not senior in right of payment thereto or that the indebtedness is pari passu with or junior to the indebtedness.

SUBORDINATED DEBT SECURITIES

         The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt with respect to such series. Upon any payment or distribution of assets of SLI of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of SLI, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Debt with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Senior Debt will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt securities of SLI being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

         By reason of such subordination, in the event of liquidation or insolvency of SLI, holders of Senior Debt with respect to the subordinated debt securities of any series and holders of other obligations of SLI that are not subordinated to such Senior Debt may recover more, ratably, than the holders of the subordinated debt securities of such series.

         Subject to the payment in full of all Senior Debt with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of SLI applicable to such Senior Debt until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

         No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any Senior Debt with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Debt with respect to such series has been accelerated because of a default.

         The subordinated indenture will not limit or prohibit SLI from incurring additional Senior Debt, which may include debt securities that is senior to the subordinated debt securities of any series, but subordinate to other obligations of SLI. The senior debt securities will constitute Senior Debt with respect to the subordinated debt securities of each series under the subordinated indenture.

         The subordinated indenture will provide that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement and supplemental subordinated indenture.

CONVERSION AND EXCHANGE

         The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of Common Stock or other securities, whether or not issued by SLI, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of SLI, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

REGISTRATION AND TRANSFER

         Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions described in the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations described in the applicable prospectus supplement. Bearer debt securities and the related coupons, if any, will be transferable by delivery.

GLOBAL DEBT SECURITIES

         REGISTERED DEBT SECURITIES. Registered debt securities of a series may be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole for registered debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

         BEARER DEBT SECURITIES. Bearer debt securities of a series may also be issued in the form of one or more global securities that will be deposited with a depositary for Euroclear System or with a nominee for such depositary identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of a series of debt securities to be represented by a bearer global security will be described in the prospectus supplement relating to such series.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the debt securities will be made at the office of the trustee or at the office of such paying agent or paying agents as SLI may designate from time to time, except that at the option of SLI, payment of any interest may be made, except in the case of a global security representing debt securities, by (i) check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register or (ii) transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any debt securities will be made to the person in whose name such debt securities are registered at the close of business on the record date for such interest, except in the case of defaulted interest. SLI may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, SLI will at all times be required to maintain a paying agent in each place of payment for the debt securities.

         Any moneys deposited with the trustee or any paying agent, or then held by SLI in trust, for the payment of the principal of and premium, if any, on or interest on any debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of SLI, be repaid to SLI and the holder of such debt securities shall thereafter look, as a general unsecured creditor, only to SLI for payment thereof.

CONSOLIDATION, MERGER OR SALE OF ASSETS

         Unless the following conditions apply, SLI shall not consolidate with or merge into any other entity or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to any other entity, and it shall not permit any other entity to consolidate with or merge into SLI or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to SLI.

         - The entity involved shall be a corporation, limited liability company, partnership or trust.

         - The entity involved shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all debt securities and the performance or observance of every covenant of the indentures on the part of SLI to be performed or observed.

         - The entity involved shall have provided for any conversion rights.

         - Immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of SLI or a subsidiary thereof as a result of such transaction as having been incurred by SLI or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

         - SLI has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the respective indentures and that all conditions precedent therein provided for relating to such transaction have been complied with.

CERTAIN COVENANTS OF SLI

         Until the debt securities have been paid and satisfied in full and the respective indenture terminated in accordance with their respective terms, unless otherwise consented thereto in accordance with the respective terms of the respective indentures, SLI will and will cause each of its subsidiaries to:

         - deliver financial statements, SEC filings, compliance certificates and notices of default, material litigation and material governmental and environmental proceedings to the trustees under the respective indentures;

         - comply with laws (including environmental laws and ERISA matters) and material contractual obligations;

         -        pay all taxes due and payable;

         -        maintain insurance;

         -        limit liens, mergers, sales of assets and incurrence of debt;

         - limit dividends, stock redemptions and the redemption and/or prepayment of specific debt;

         -        meet certain financial covenants.

         The applicable supplemental indentures and prospectus supplement will provide the specific terms of the covenants listed above.

EVENTS OF DEFAULT

         An "Event of Default", means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of the respective indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         - default in the payment of the principal of or premium, if any, on any debt security at its maturity; or

         - default in the payment of any interest upon any debt security when it becomes due and payable, and continuance of such default for a period of 30 days; or

         - default in the performance, or breach, of any material covenant or warranty of SLI in an indenture (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in a particular indenture), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to SLI by the trustee or to SLI and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the respective indenture; or

         - a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by SLI, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SLI, with a principal amount then outstanding in excess of $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $25,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $25,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 60 days after there shall have been given, by registered or certified mail, to SLI by the Trustee or to SLI and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities a written notice specifying such default and requiring SLI to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" thereunder; or

         -        the entry by a court having jurisdiction in the premises of
                  (A) a decree or order for relief in respect of SLI in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging SLI bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of SLI under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of SLI or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         - the commencement by SLI of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of SLI in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of SLI or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by SLI in furtherance of any such action.

         The applicable supplemental indenture and prospectus supplement may amend, supplement or otherwise change the specific terms of the "Events of Default" set forth above.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Under terms satisfactory to the trustee, SLI may discharge certain obligations to holders of any series of debt securities issued under such indentures which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or Government Obligations (as defined in such indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, on and interest on such debt securities.

         SLI may also discharge any and all of its obligations to holders of any series of debt securities issued under an indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of such series of debt securities. Under terms satisfactory to the trustee, SLI also may be released with respect to any outstanding series of debt securities issued under the relevant indenture from the obligations imposed by certain provisions of such indenture (including covenants described above limiting consolidations, mergers, and certain dispositions) and omit to comply with such provisions without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:

         - SLI irrevocably deposits with the trustee cash or Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, on and interest on all outstanding debt securities of such series issued under such indenture;

         - SLI delivers to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of debt securities (it being understood that in the case of a defeasance such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law);

         - no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred;

         - such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which SLI is a party or by which it is bound;

         -        certain other provisions set forth in the indenture are met;

         - SLI shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

         - in the case of the subordinated debt indenture no event or condition shall exist that would prevent SLI from making payments of principal of and premium, if any, on and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

MODIFICATION OF THE INDENTURES

         SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF DEBT SECURITIES

         Without the consent of any holders of debt securities, SLI, when authorized by its Board of Directors and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indentures for any of the following purposes:

         - to evidence the succession of another entity to SLI and the assumption by any such successor of the covenants and obligations of SLI therein and in the debt securities as permitted by the specific indenture; or

         - to add to the covenants of SLI for the benefit of the holders of debt securities, or to surrender any right or power therein conferred upon SLI; or

         -        to secure the debt securities; or

         - to make provision with respect to the conversion rights of holders of debt securities; or

         - to comply with the requirements of the Trust Indenture Act or the rules and regulations of the SEC thereunder in order to effect or maintain the qualification of the specific indenture under the Trust Indenture Act, as contemplated by such indenture or otherwise; or

         - to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the specific indenture which shall not be otherwise inconsistent with the provisions of such indenture, provided that such action pursuant to this clause shall not adversely affect the interests of the holders of debt securities.

         SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS OF DEBT SECURITIES

         With the consent of the holders of not less than a majority in principal amount of outstanding debt securities, by act of said holders delivered to SLI and the trustee, SLI, when authorized by its Board of Directors, and the trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of another indenture or of modifying in any manner the rights of the holders under an indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the holder of each outstanding debt security affected thereby,

         - change the stated maturity of the principal of, or any installment of interest on, any debt security or

         - reduce the principal amount or the rate of interest payable thereon or any premium payable upon redemption or mandatory repurchase thereof, or

         - change the coin or currency in which any debt security or the interest or any premium thereon or any other amount in respect thereof is payable,

         - modify the provisions of an indenture in a manner adverse to the holders or impair the right to institute suit for the enforcement of any payment in respect of any debt security on or after the stated maturity thereof (or, in the case of redemption or any repurchase, on or after the redemption date or repurchase date, as the case may be) or the right to convert any debt security or,

         - except as otherwise permitted, adversely affect the right to convert any debt security or modify the provisions of an indenture with respect to the subordination of the debt securities in a manner adverse to the holders of debt securities, or

         - reduce the percentage in principal amount of the outstanding debt securities the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture, or

         - modify any of the provisions of an indenture requiring a specific percentage of Holders for approval of amendments, except to increase any percentage contained therein or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the state in which the Trustee is domiciled or conducting business.

REGARDING TRUSTEES

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of SLI, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with SLI and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the applicable indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         Our Common Stock is listed on the New York Stock Exchange under the symbol "SLI." The Company's Amended and Restated Certificate of Incorporation authorizes the Company to issue up to 100,000,000 shares of Common Stock, $.01 par value per share. At April 20, 2001 there were 34,927,206 shares of Common Stock issued and outstanding. Subject to the rights of the holders of any outstanding shares of Preferred Stock and such restrictions as are imposed by the Company's lenders, holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of funds legally available for such purpose. Upon the liquidation, dissolution or winding-up of the Company, after payment in full of creditors and any liquidation preference payable to the holders of any Preferred Stock, the remaining assets of the Company will be distributed ratably to the holders of the Common Stock, in proportion to the number of shares held by them.

         Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Holders of Common Stock do not have preemptive rights to subscribe for or purchase any additional shares of capital stock issued by the Company. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, duly authorized, validly issued, fully paid and non-assessable.

         During the year ended December 31, 2000 through March 31, 2001, the Company paid a quarterly dividend of $.10 per share. On March 21, 2001, the board of directors reduced the quarterly dividend to $.05 per share.

PREFERRED STOCK

         The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). No shares of Preferred Stock are outstanding, but the Board of Directors is empowered by the Company's Amended and Restated Certificate of Incorporation to designate and issue from time to time one or more series of Preferred Stock without shareholder approval. The Board of Directors has the power to establish the preferences, limitations and optional or other special rights of each series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences and rights, voting otherwise, senior to the rights of holders of Common Stock. The Board of Directors, without approval of the holders of Common Stock, could issue Preferred Stock with voting rights that could adversely affect the voting power of holders of Common Stock. The issuance of Preferred Stock could be used to delay or prevent a change in control of the Company opposed by the Board of Directors.

         Under the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to divide the Preferred Stock into one or more series with such attributes, powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof as provided in the adopting resolution or resolutions providing for the issue of such series.

         The prospectus supplement will specify as to each issuance of a series of Preferred Stock:

         -        the maximum number of shares,

         -        the designation of the shares,

         - the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative,

         - the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums,

         - the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of SLI's affairs,

         - any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund,

         - the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment,

         -        the voting rights, if any,

         - any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions, and

         - that the Preferred Stock will, when issued, be fully paid and nonassessable upon issuance.

                             DESCRIPTION OF WARRANTS

         SLI has no warrants outstanding (other than options issued under its employee stock option plans). SLI may issue warrants for the purchase of debt securities or Common Stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between SLI and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of SLI in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

         The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

         -        the title of the warrants,

         -        the aggregate number of warrants,

         -        the price or prices at which warrants will be issued,

         - the designation, terms and number of securities purchasable upon exercise of warrants,

         - the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security,

         - the date, if any, on and after which warrants and the related securities will be separately transferable,

         - the price at which each security purchasable upon exercise of warrants may be purchased,

         - the date on which the right to exercise the warrants shall commence and the date on which that right shall expire,

         - the minimum or maximum amount of warrants which may be exercised at any one time,

         -        information with respect to book-entry procedures, if any, and

         - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

         We may offer and sell the securities directly or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

         -        the name or names of any underwriters, dealers or agents,

         - the purchase price and the proceeds we will receive from the sale,

         - any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation and

         - the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.


         If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may re-allow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities in the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

         Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

         Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the Common Stock, which is listed on New York Stock Exchange, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities. The securities may or may not be listed on a national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for SLI by Crowe & Dunlevy, P.C., Tulsa, Oklahoma and by Schifino & Fleischer, P. A., Tampa, Florida, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. As to the years 2000, 1999 and 1998, Ernst & Young LLP's report is based in part on the report of Hards Pearson, Chartered Accountants. Our financial statements and schedule are incorporated by reference in reliance on such firms' reports, given on the authority of such firms as experts in accounting and auditing.

         Hards Pearson, chartered accountants, have audited the financial statements of Chicago Miniature Lamp (Canada), Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report. Our financial statements are incorporated by reference in reliance on such firm's report, given on the authority of such firm as experts in accounting and auditing.

                                  $100,000,000



                                    SLI, INC.



                        DEBT SECURITIES, PREFERRED STOCK,

                            COMMON STOCK AND WARRANTS







                                   PROSPECTUS







                                 June 13, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

         SEC Registration Fee.....................................   $25,000
         Trustee's Fees and Expenses(2)...........................    15,000
         Rating Agencies' Fees(2).................................    30,000
         Printing and Engraving...................................    50,000
         Accountants Fees and Expenses ...........................    20,000
         Legal Fees and Expenses of Registrant's Counsel..........    75,000
         Miscellaneous............................................    10,000
                                                                    --------
                            Total.................................  $225,000

         (1)  Except for SEC registration fee, the above fees are estimated.
         (2)  Assumes issuance of debt securities.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Oklahoma Statues provide as follows: "The Company has power to indemnify any person who was or is party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding (except action by or in right of the Company), by reason of fact that he is or was director, officer, employee or agent of or agent of another company, partnership joint venture, trust or other enterprise, against expenses and amounts paid in settlement if he acted in good faith and in manner he reasonably believed to be not in or not opposed to best interest of corporation (with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful). The Company may indemnify person who is or was director, officer, employee or agent for expenses (including attorneys' fees) in connection with derivative action except where such person has been adjudged to be liable to corporation, unless otherwise ordered by court in which such action or suit was brought. To extent present or former director or officer has been successful on merits, he or she shall be indemnified against expenses, including attorney fees. The Company has power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the Company, or is or was serving at request of the Company in such capacity for any other entity or enterprise."

         The Company's By-Laws include the following provisions:

                                   ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

         SECTION 7.01. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS. To the maximum extent not prohibited by law, the Company shall indemnify any person who was or is an "authorized representative" of the Company (which shall mean for purposes of this Article a Director or officer of the Corporation, or a person serving at the request of the Company as a director, officer, partner or trustee of another company, partnership, joint venture, trust or other business enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative other than an action by or in the right of the Company) by reason of the fact that such person was or is an authorized representative of the Company, against expenses (which shall include for purposes of this Article attorneys' fees and expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         SECTION 7.02. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. The Company shall indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor or investigative proceeding by the Company) by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as which such person shall have been adjudged to be liable to the Company, unless and only to the extent that a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to be indemnified to the extent such court shall order.

         SECTION 7.03. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative of the Company has been successful on the merits or otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

         SECTION 7.04. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Section 7.01, 7.02, or 7.03 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

         (1) By the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or

         (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

         (3)      By the shareholders.

         SECTION 7.05. ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Company in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

         SECTION 7.06. EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Company shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

         SECTION 7.07. SCOPE OF ARTICLE. The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article, shall
(1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and
(3) inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7.08. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the Company shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

         SECTION 7.09. INSURANCE. The Company may but shall not be obligated to purchase and maintain insurance at its expense of behalf of any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.

ITEM 16. EXHIBITS

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K.

EXHIBIT
NUMBER                                            DESCRIPTION
------                                            -----------

3.1(b)         Amended and Restated Certificate of Incorporation(1)

3.1(c) Amendment to Company's Certificate of Incorporation changing the name of the Company to SLI, Inc.(1)

3.2            Bylaws(2)

4.1            Reference is made to Exhibits 3.1 and 3.2

4.2            Form of Common Stock Certificate(2)

5.1            Opinion of Crowe & Dunlevy, P.C.*

10.1           Copy of Company's Incentive and Non-Statutory Stock Option
               Plan(2)

10.1(a)        Copy of Amendment to Company's Incentive and Non-Statutory Stock
               Option Plan(2)

10.1(b)        Copy of Amendment to Company's Incentive and Non-Statutory Stock
               Option Plan(1)

10.1(c)        Copy of Special 1997 Stock Option Plan(1)

10.1(d)        Copy of SLI 2000 Employee Stock Purchase Plan*

10.3           Copy of Agreement for the Sale of Assets and Intellectual
               Property Rights by and between VCH International Limited, VCH
               Limited, Xenell Corp. and CML-Delaware dated October 20, 1992(2)

10.4           Copy of Asset Purchase Agreement by and between Glolite Sales,
               Ltd. and the Company dated March 1, 1993(2)

10.5 Copy of Contract for Purchase and Sale of Stock by and between the shareholders of Industrial Devices, Inc. and the Company dated March 31, 1994(2)

10.6 Copy of Agreement of Merger by and between Xenell Corp. and its shareholders and the Company and its shareholders dated December
               15, 1993(2)

10.13 Copy of Contract for Purchase and Sale of Stock by between the shareholders of Plastomer, Inc. and the Company dated March 28, 1995(2)

10.17 Copy of Contract for Purchase and Sale of Stock by and between the shareholders of Fredon Development Industries, Inc. and the Company dated August 11, 1995(3)

10.18          Copy of Agreement for purchase of certain assets among STT
               Holdings Limited, STT Badalex Limited, STI Lighting Limited, PRT
               Shipping Limited, CML-Badalex Limited, PRT Industrial Holdings
               Limited and PRT Group Limited dated November 10, 1995(5)

10.19 Copy of Contract for Purchase and Sale of stock by and between the shareholders of Electro Fiberoptics, Inc. and the Company dated December 1, 1995(3)

10.20          Copy of Agreement for purchase of assets of Phoenix Lighting (UK)
               Limited by and among Phoenix Lighting (UK) Limited, Lynn Robert
               Bailey, Christopher John Barlow and the Company dated December
               18, 1995(4)

10.23 Copy of Agreement on the Sale and Transfer of Shares and Interests in the Alba/Albrecht Group dated May 15, 1996(6)

10.24          Copy of Contract for Exchange of Stock by and between Werner A.
               Arnold and the Company dated May 15, 1996(6)

10.25          Copy of Contract for Purchase and Sale of Stock of Alba Lamps,
               Inc. by and between Werner A. Arnold and the Company dated May
               15, 1996(6)

EXHIBIT
NUMBER                                            DESCRIPTION
------                                            -----------

10.26 Copy of Contract for Purchase and Sale of Stock of Alba-Malaysia by and between Werner A. Arnold and the Company dated May 15, 1996(6)

10.28          Copy of Contract for Purchase and Sale of Stock of Valmont
               Electric, Inc. by and between Valmont Industries, Inc. and the Company dated January 3, 1997(8)

10.29          Copy of Joint Venture Agreement by and among Schott Corporation,
               CML Fiberoptics, Inc., Electro Fiberoptics Corp., Schott CML
               Fiberoptics LLC, and the Company dated January 28, 1997(9)

10.30          Copy of Stock Purchase Agreement between the Sylvania Lighting
               International B.V. and the Company dated September 8, 1997(10)

10.31 Asset Purchase and Security Agreement dated November 21, 1997 by and among the Company and Solium, Inc. and Pacific Scientific
               Company(1)

10.32          Acquisition Agreement dated January 7, 1997 between Gustav
               Bruckner GmbH and Alba Speziallampen Holding GmbH(1)

10.33(a)       Amended and Restated Credit Agreement dated as of October 30,
               1997 and amendments thereto(1)

10.33(b)       Second Amended and Restated Credit Agreement dated as of October
               29, 1999(11)

10.34          Framework Agreement for Supply Contracts between Osram GmbH and
               EDIL International Lighting B.V.(1)

10.35          Amended and Restated Intellectual Property Allocation and License
               Agreement dated August 6, 1992 among EDIL International Lighting
               B.V. and Osram Acquisition Corporation and Osram GmbH(1)

10.36          Supply contract dated February 19, 1985 between Osram and
               Sylvania(1)

10.37          Purchase Agreement dated March 4, 1996 between Philips Lighting
               B.V. and Sylvania N.V.(1)

10.38          Settlement Agreement dated August 14, 1997 between Sylvania
               Lighting International B.V. and Osram GmbH(1)

10.39          Framework Agreement dated as of January 29, 1997 between Osram
               Sylvania Products, Inc. and Osram Sylvania and Sylvania Lighting
               International B.V.(1)

10.40          Agreement dated June 6, 1982 between Emgo and GTE Sylvania(1)

10.42          Employment agreement between the Company and Mr. Richard
               Parenti(1)

10.49 Purchase Agreement dated May 27, 2000 by and between the registrant and Emess Plc(12)

12.1           Computation of Ratio of Earnings to Fixed Charges*

21.1           List of subsidiaries*

23.1(a)        Consent of Ernst & Young LLP*

23.1(b)        Consent of Hards Pearson*

23.1(c)        Consent of Crowe & Dunlevy, P.C. (Included in Exhibit 5.1)

* Filed herewith

(1) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 333-49287

(2) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-90416.

(3) Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended December 3, 1995, File No. 0-25848.

(4) Incorporated by reference to the Exhibits included in the Company's Form 10-Q for the quarter ended March 3, 1996, File No. 0-25848.

(5) Incorporated by reference to the Exhibits included in the Company's Form 8-K dated November 10, 1995, File No. 0-25848.

(6) Incorporated by reference to the Exhibits included in the Company's Form 8-K dated June 14, 1996, File No. 0-25848.

(7) Incorporated by reference to the Exhibits included in the Company's Form 8-K dated November 10, 1995, File No. 0-25848.

(8) Incorporated by reference to the Exhibits included in the Company's Form 8-K dated January 30, 1997, File No. 0-25848.

(9) Incorporated by reference to the Exhibits included in the Company's Form 10-K dated December 1, 1996, File No. 0-25848.

(10) Incorporated by reference to the Exhibits included in the Company's Form 8-K dated September 10, 1997, File No. 0-25848.

(11) Incorporated by reference to the Exhibits included in the Company's Form 10-Q for the quarter ended April 2, 2000, File No. 0-25848.

(12) Incorporated by reference to the Exhibits included in the Company's Form 10-Q for the quarter ended July 2, 2000, File No. 0-25848.

ITEM 17.  UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b) (2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Canton, State of Massachusetts, on June 5, 2001.


                                    SLI, INC.


                                    By: /s/ Frank M. Ward
                                        ----------------------------------------
                                        Frank M. Ward, Chairman of the Board of
                                        Directors; Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Frank M. Ward, Richard Parenti, and Robert Mancini or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           TITLE                DATE
      ---------                           -----                ----

/s/ Frank M. Ward                         Director             June 5, 2001
-----------------------------------
Frank M. Ward


/s/ Donald S. Dewsnap                     Director             June 5, 2001
-----------------------------------
Donald S. Dewsnap


                                          Director             June _, 2001
-----------------------------------
Maurice B. Hare


/s/ Frederick B. Howard                   Director             June 5, 2001
-----------------------------------
Frederick B. Howard


/s/ Richard Ingram                        Director             June 5, 2001
-----------------------------------
Richard Ingram


                                          Director             June _, 2001
-----------------------------------
Andy Smith